

                                                TRICO MARINE SERVICES, INC.
                                                        EXHIBIT 11.1

                                              COMPUTATION OF EARNINGS PER SHARE

                                      (In thousands, except share and per share amounts)



                                                Three Months Ended September 30, 1999      Nine Months Ended September 30, 1999
                                               ---------------------------------------    --------------------------------------
                                                                                Per-                                      Per-
                                                    Loss          Shares       share          Loss         Shares        share
                                                (Numerator)   (Denominator)   Amount       (Numerator)  (Denominator)   Amount
                                               ------------  --------------- ---------    ------------- -------------- ---------
Loss before extraordinary item                  $   (7,816)                                $  (24,165)
                                               -------------                              -------------

Basic earnings per share
Loss before extraordinary item available to
     common shareholders                            (7,816)     28,385,079    ($0.28)         (24,165)    23,942,273    ($1.01)
                                                                             =========                                  ========

Effect of Dilutive Securities
Stock option grants                                      -               -                          -              -
                                               ------------  --------------               -------------  --------------

Diluted earnings per share
Loss before extraordinary item available to
     common shareholders plus assumed
     conversions                                $   (7,816)     28,385,079    ($0.28)      $  (24,165)    23,942,273    ($1.01)
                                               =============  =============  =========    =============  ============  =========



Extraordinary item                              $        -                                 $   (1,830)
                                               -------------                              -------------

Basic earnings per share
Extraordinary item available to
     common shareholders                                 -       28,385,079    $0.00           (1,830)    23,942,273    ($0.08)
                                                                              =======                                   ========

Effect of Dilutive Securities
Stock option grants                                      -                -                         -              -
                                               -------------    -------------             -------------  -------------

Diluted earnings per share
Extraordinary item available to common
     shareholders plus assumed conversions      $         -      28,385,079    $0.00       $   (1,830)     23,942,273    ($0.08)
                                               ==============   ============  =======     =============  =============   ========



Net loss                                        $   (7,816)                                $  (25,995)
                                               --------------                             --------------

Basic earnings per share
Net loss available to common
     shareholders                                   (7,816)      28,385,079    ($0.28)        (25,995)     23,942,273    ($1.09)
                                                                              =========                                  ========

Effect of Dilutive Securities
Stock option grants                                      -                -                         -               -
                                                ------------    -------------               -----------   -------------

Diluted earnings per share
Net loss available to common
     shareholders plus assumed conversions      $   (7,816)      28,385,079    ($0.28)      $  (25,995)     23,942,273    ($1.09)
                                               =============    ============  ========     =============   ============   ========



                                                TRICO MARINE SERVICES, INC.
                                                       EXHIBIT 11.1

                                             COMPUTATION OF EARNINGS PER SHARE

                                    (In thousands, except share and per share amounts)



                                                Three Months Ended September 30, 1999      Nine Months Ended September 30, 1998
                                               ---------------------------------------    --------------------------------------
                                                                                Per-                                      Per-
                                                   Income        Shares        share         Income        Shares        share
                                                (Numerator)   (Denominator)   Amount      (Numerator)   (Denominator)   Amount
                                               ------------- --------------- ---------   ------------- --------------- ---------
Net income                                      $    2,627                                 $   24,195
                                               -------------                             -------------

Basic earnings per share
Net income available to common
     shareholders                                    2,627     20,357,612     $0.13            24,195     20,331,300     $1.19
                                                                             =======                                    =======

Effect of Dilutive Securities
Stock option grants                                      -       654,637                            -        737,794
                                               ------------   -----------                -------------   ------------

Diluted earnings per share
Net income available to common
     shareholders plus assumed conversions      $    2,627    21,012,249      $0.13        $   24,195     21,069,094      $1.15
                                               ============  ============   ========     =============   ============   ========